EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date:  September 2, 2011

CAMBRIDGE INFORMATION GROUP, INC.

By:	/s/ Andrew M. Snyder
Name: Andrew M. Snyder
Title: President

CAMBRIDGE INFORMATION GROUP I LLC

By:	Cambridge Information Group, Inc., its managing member

By:	/s/ Andrew M. Snyder
Name: Andrew M. Snyder
Title: President

Andrew M. Snyder

/s/ Andrew M. Synder

Robert N. Snyder

/s/ Robert N. Snyder

ANNEX I

EXECUTIVE OFFICERS AND DIRECTORS OF CAMBRIDGE INFORMATION GROUP, INC.

The name, present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is conducted, of each of the executive officers and directors of Cambridge Information Group, Inc. is set forth below.

Name	Business Address	Principal Occupation
Robert N. Snyder	7200 Wisconsin Avenue Suite 601 Bethesda, Maryland 20814-4890	Chairman and Director of Cambridge Information Group, Inc.
Jill Snyder Granader	7200 Wisconsin Avenue Suite 601 Bethesda, Maryland 20814-4890	Director of Cambridge Information Group, Inc.
Andrew M. Snyder	111 W 57th Street New York, New York 10019	Chief Executive Officer, President and Director of Cambridge Information Group, Inc.
Larisa Avner Trainor	7200 Wisconsin Avenue Suite 601 Bethesda, Maryland 20814-4890	Vice President, General Counsel and Assistant Secretary of Cambridge Information Group, Inc.
Michael K. Chung	111 W 57th Street New York, New York 10019	Chief Operating Officer of Cambridge Information Group, Inc.
Matthew Brehm	111 W 57th Street New York, New York 10019	Vice President, Finance of Cambridge Information Group, Inc.
Barbara G. Inkellis	7200 Wisconsin Avenue Suite 601 Bethesda, Maryland 20814-4890	Senior Vice President, Secretary and General Counsel of Cambridge Information Group, Inc.